Exhibit 10.15
FIRST AMENDMENT TO OPTION AND PUT AGREEMENT
THIS FIRST AMENDMENT TO OPTION AND PUT AGREEMENT ("Amendment") dated as of June 1, 1994, is by and among THE NORTH AMERICAN COAL CORPORATION, a Delaware corporation hereinafter referred to as "North American Coal”, DAKOTA COAL COMPANY, a North Dakota corporation, hereinafter referred to as "Dakota"; and the STATE OF NORTH DAKOTA, doing business as the Bank of North Dakota, hereinafter referred to as "Escrow Agent".
WITNESSETH:
WHEREAS, North American Coal, Dakota and Escrow Agent are parties to the Option and Put Agreement dated as of January 1, 1990 (the "Agreement"); and
WHEREAS, the parties desire to amend the Agreement in certain respects;
NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1.	Subsection 4.l(a) of the Agreement hereby is amended to read in its entirety as follows:

(a)	The occurrence of any of the following events, notice of which shall be given forthwith in writing to the Escrow Agent by North American Coal and Dakota:

(i)
the expiration of the original term of the Coteau Lignite Sales Agreement dated January 1, 1990, as amended (hereinafter referred to as the "Lignite Sales Agreement"),between Coteau and Dakota, preceded by a written notice by Dakota to North American Coal and the Escrow Agent given not less than twenty-four (24) months and not more than thirty-five (35) months before the expiration of the original term certified by the President of Dakota and otherwise in accordance with the terms of the Lignite Sales Agreement, stating that Coteau has not exercised its right to extend the original term of the Lignite Sales Agreement pursuant to Section14.1 thereof and exercising the Option;

(i)
the expiration of any renewal term of the Lignite Sales Agreement that occurs on or before April 22, 2032, preceded by a written notice by Dakota to North American Coal and the Escrow Agent given not less than twelve (12) months and not more than seventeen (17) months before the expiration of such renewal term certified by the President of Dakota and otherwise in accordance with the terms of the Lignite Sales Agreement, stating that Coteau has not exercised its right to extend such renewal term of the Lignite Sales Agreement pursuant to Section 14.1 thereof and exercising the Option; or

(ii)
the expiration of any renewal term of the Lignite Sales Agreement that occurs on or after April 22, 2037, preceded by a written notice by Dakota to North American Coal and - the Escrow Agent given not less than seventeen (17) months before the expiration of such renewal term certified by the President of Dakota and otherwise in accordance with the terms of the Lignite Sales Agreement, exercising the Option.

1.	Clause (c) of Subsection 5.1 of the Agreement hereby is amended to read in its entirety as follows:

(c)	an amount equal to the earned surplus of Coteau (less any amount that Coteau is obligated to retain pursuant to the third paragraph of Section 14.5 of the Lignite Sales Agreement); and

2.	Section 11 of the Agreement hereby is amended to read in its entirety as follows:
This Agreement, unless sooner terminated pursuant to Section 8 hereof, or by the exercise of the Option or Put herein granted, in all events terminates April 24, 2057, at which time the Escrow Agent shall deliver the Escrowed Stock to North American Coal.

3.	All of the other terms and provisions of the Agreement not expressly amended hereby shall continue and remain in full force and effect.

4.
This Amendment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all of which shall collectively constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed on their behalf by their respective authorized representatives as of the day first written above.

ATTEST:	THE NORTH AMERICAN COAL CORPORATION

/s/ Thomas A. Koza	By	/s/ Clifford R. Miercort
Secretary	Clifford R. Miercort, its President and
Chief Operating Officer

ATTEST:	DAKOTA COAL COMPANY
/s/ Michael Hinman
Secretary	By	/s/ Kent E. Janssen
Kent Janssen, its Vice President and
Chief Operating Officer

WITNESS:	ESCROW AGENT:
BANK OF NORTH DAKOTA

/s/ La Donna Laingang	By	/s/ Nancy Glass
	Title:	Trust Manager

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